EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-59307, 333-350660, 333-67520 and 333-108868) and on Form S-3 (SEC File Nos. 333-60552 and 333-71940) of our report dated November 3, 2004, relating to the consolidated financial statements of Notify Technology Corporation for the year ended September 30, 2004, which appears in this Annual Report on Form 10-KSB.

/s/    Burr, Pilger & Mayer LLP

Palo Alto, California

December 21, 2004